Exhibit 10.1

SARA LEE CORPORATION

1995 LONG-TERM INCENTIVE STOCK PLAN

ARTICLE I—PURPOSES OF THE PLAN

The purposes of the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation’s ability to attract and retain highly competent officers and other key employees, and to provide a means to encourage stock ownership and proprietary interest in the Corporation. The 1995 Long-Term Incentive Stock Plan is intended to provide plan participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

ARTICLE II—DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

a. “AWARD” means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

b. “BOARD” means the Board of Directors of Sara Lee Corporation.

c. “COMMITTEE” means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of three or more non-employee members of the Board of Directors who shall qualify to administer the Plan as “Non-Employee Directors” under Rule 16b-3 of the Exchange Act and as “outside directors” under Section 162(m) of the Code.

d. “CORPORATION” means Sara Lee Corporation, or any entity that is directly or indirectly controlled by Sara Lee Corporation.

e. “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

f. “FAIR MARKET VALUE” means the closing selling price per Share on the New York Stock Exchange Composite Transactions Tape on the determination date, provided that if there are no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the closing selling price of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported and provided further that in the case any transaction requiring a Fair Market Value determination that is consummated in an open-market purchase/sale, Fair Market Value shall mean the actual sales price per Share.

g. “INCENTIVE STOCK OPTION” means a stock option which complies with Section 422 of the Code, or any successor law.

h. “NON-QUALIFIED STOCK OPTION” means an Option that does not meet the requirements of Section 422 of the Code, or any successor law.

i. “OPTION” means an option awarded under Article VI to purchase Shares. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

j. “PARTICIPANT” means any employee of the Corporation, or former employee of the Corporation for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan, designated by the Committee as eligible to receive an Award or Awards under the Plan.

k. “PLAN” means this Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, as may be amended and restated from time to time.

l. “PRIOR PLAN” means the Sara Lee Corporation 1989 Incentive Stock Plan, as amended and restated from time to time.

m. “SAR” means a stock appreciation right.

n. “SHARES” means shares of the Corporation’s common stock, par value $1.33 1/3 per share.

o. “STOCK AWARD” means an Award made under Article VI in Shares.

In addition, the term “Change of Control” shall have the meaning set forth in Article X.

ARTICLE III—EFFECTIVE DATE OF THE PLAN AND DURATION

The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Board, the Plan shall expire at the close of business on the tenth anniversary of such stockholder approval.

ARTICLE IV—PLAN ADMINISTRATION

The Committee shall be responsible for administering the Plan, and shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate, all of which power shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding stock options or SARs for the purpose of replacing or regranting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR. All decisions made by the Committee shall be final and binding on all Participants.

ARTICLE V—AVAILABLE SHARES OF COMMON STOCK

a. LIMITATIONS — Subject to the provisions of Article V(b) of the Plan, the aggregate number of Shares which may be issued to Participants under the Plan shall be:

(i) 25,000,000 Shares; plus

(ii) any Shares available for grants under the Prior Plan which have not been committed for issuance under awards made under the Prior Plan; plus

(iii) any Shares that are represented by Awards or portions of Awards under the Plan or the Prior Plan that are forfeited, expired, canceled, or are settled without the issuance of Shares; plus

(iv) any Shares that may be tendered, either actually or by attestation, by a Participant as full or partial payment made to the Corporation in connection with the exercise price of any Option granted under the Plan or the Prior Plan.

The aggregate number of Shares that may be represented by Awards made to any individual Participant under the Plan shall not exceed 2,000,000 Shares for any five consecutive fiscal years during which the Plan is in effect, with respect to Awards granted under paragraphs (a)(i) and (ii) of Article VI, except that such amount shall not exceed 4,000,000 Shares for the initial five consecutive fiscal years during which a Participant who is a new employee begins service as Chief Executive Officer, and shall not exceed 150,000 Shares for any three-year performance cycle, with respect to Awards granted under paragraph (a)(iii) of Article VI. The aggregate number of Shares that may be used in settlement of Awards granted pursuant to Article VI(a)(iii) of the Plan shall not exceed 8,500,000 Shares. Any Shares issued under the Plan shall consist of authorized and unissued Shares and no fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlement of Awards under the Plan.

b. ADJUSTMENTS — In the event of any change in the capital structure of the Corporation (including but not limited to a stock dividend, stock split, reverse stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off, split off, liquidation or other distribution of any or all of the assets of the Corporation to stockholders, other than normal cash dividends) or any change in any rights attendant to any class of authorized securities of the Corporation (an “Adjustment Event”), the Committee shall make proportionate adjustments with respect to the number and class of securities available under the Plan (including any limitation on the number of any particular type of Award authorized under the Plan), the number and class of securities subject to each outstanding Option and the purchase price per Share, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award to reflect such Adjustment Event and to maintain each outstanding Award’s intrinsic and fair value; provided, that the Committee shall retain discretion with respect to how any such proportionate adjustments shall be made. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

ARTICLE VI—AWARDS

a. GENERAL — The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation including a plan of any acquired entity. The types of Awards that may be granted under the Plan are:

(i) OPTIONS — An Option shall represent the right to purchase a specified number of Shares during a specified period as determined by the Committee. The purchase price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant. In addition, if an Option is granted retroactively in substitution for an SAR, the designated Fair Market Value in the applicable award agreement may be the Fair Market Value on the date such SAR was awarded. An Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a replacement Option if the exercise price and the related taxes due are satisfied by tendering (either actually or by attestation) Shares to, or having Shares withheld by, the Corporation. The replacement Option would cover the number of Shares tendered (either actually or by attestation) or withheld, would have an option purchase price per Share set at the Fair Market Value per Share on the date of exercise of the original Option, and would have a term equal to the remaining term of the original Option.

(ii) SARS — An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award agreement; except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the applicable award agreement may be the Fair Market Value on the date such Option was granted.

(iii) STOCK AWARDS — A Stock Award shall represent an Award made in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement, which may include, but are not limited to, continuous service with the Corporation, and/or the achievement of performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholders’ return, earnings, earnings per share, revenues, and profitability as measured by return ratios, including but not limited to return on invested capital and return on equity. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute Corporation or business unit performance, or based on comparative performance with other companies.

ARTICLE VII—DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE VIII—PAYMENTS AND PAYMENT DEFERRALS

Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

ARTICLE IX—TRANSFERABILITY

Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of any particular Award in the manner set forth in the related Award agreement.

In the event that a Participant terminates employment with the Corporation to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of such Participant regarding any outstanding awards held by the Participant subsequent to such termination of employment. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the plan upon the death of the Participant.

ARTICLE X—CHANGE OF CONTROL

Either in contemplation of or in the event that the Corporation undergoes a Change in Control (as defined below) or is not the surviving corporation in a merger or consolidation with another corporation, the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of Awards either at the time an Award is granted or at a subsequent date).

A “Change of Control” shall occur when:

(a) a “Person” (which term, when used in this Article X, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors of the Corporation (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent or more of the combined voting power of the Corporation’s then outstanding securities; or

(b) the stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation (other than a merger or consolidation which would result in the Voting Stock (as defined below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Corporation’s property and assets, or to liquidate the Corporation; or

(c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

The term “Continuing Director” means (i) any member of the Board who is a member of the Board on March 30, 1995, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term “Voting Stock” means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

ARTICLE XI—AWARD AGREEMENTS

Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

ARTICLE XII—PLAN AMENDMENT

The Board may amend the Plan at any time as it deems necessary or appropriate to better achieve the purposes of the Plan, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by such affirmative vote of the stockholders of the Corporation as may be required by Rule 16b-3 under the Exchange Act if such stockholder approval is required for the Plan to continue to comply with the requirements of Rule 16b-3 under the Exchange Act. The Board may suspend the Plan or discontinue the Plan at any time; provided, however, that no such action shall adversely affect any outstanding benefit.

ARTICLE XIII—MISCELLANEOUS PROVISIONS

a. EMPLOYMENT RIGHTS — The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

b. COMMITTEE’S DECISION FINAL — Any interpretation of the Plan and any decision on any matter pertaining to the Plan which is made by the Committee in its discretion in good faith shall be binding on all persons.

c. GENDER AND NUMBER — Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

d. GOVERNING LAW — Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

e. INTERESTS NOT TRANSFERABLE — The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state’s income tax act, or pursuant to an agreement between a Participant and the Corporation or as provided in Article IX, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

f. SEVERABILITY — In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

g. WITHHOLDING — The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

h. EFFECT ON OTHER PLANS OR AGREEMENTS — Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

i. FOREIGN EMPLOYEES — Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or is subsidiaries operates or has employees.

As adopted on August 31, 1995 and approved by stockholders on October 26, 1995 and amended on each of January 30, 1997, June 26, 1997, August 28, 1997 and January 25, 2007.

SARA LEE CORPORATION

1995 LONG TERM INCENTIVE STOCK PLAN

(Subplan for France)

This Subplan has been adopted by the Committee pursuant to Section I of Article XIII of the Sara Lee Corporation 1995 Long Term Incentive Stock Plan (“the Plan”) and is intended to ensure the Plan can be treated as a qualifying stock option plan under French Law. Pursuant to this objective, this Subplan is intended to supplement only those Articles hereinafter described and is applicable only to individuals who are resident in France (“French participants”), as determined under French law. All other terms and conditions of the Plan are intended to remain in force as originally drafted in the Plan.

1. Article V(b) of the Plan is hereby amended to read in its entirety as follows:

The Committee shall not modify the exercise price per share for any outstanding option, except in the event of a capital increase in cash, a capital increase with distribution of shares following capitalization of premiums or realized earnings, an issuance of bonds giving a right to acquire shares, a distribution of retained earnings in cash or in shares held by the company, a capital reduction due to losses or the issuance of non-voting preferred shares.

2. Article IX of the Plan is hereby amended to read in its entirety as follows:

The Committee shall not allow for the transferability of any unexercised options under the terms of Article IX.

Adopted by the Compensation and Employee Benefits Committee as of August 27, 1997 and ratified by the Board of Directors on August 28, 1997.